UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Press release MARCH 18, 2020

RCM Dynamic Multi-Asset Plus VIT Portfolio Announces Change to Special Meeting of Shareholders

NEW YORK, March 18, 2020 (BUSINESS WIRE) – Allianz Global Investors U.S. LLC, investment manager of the RCM Dynamic Multi-Asset Plus VIT Portfolio (the “Portfolio”), announced today, that in light of the developing situation with COVID-19 (coronavirus) and the travel advisories in New York and the surrounding areas, that the special meeting of shareholders of the Portfolio scheduled to occur at our New York offices on Friday, March 20, 2020 at 9:00am EDT will now also be available in a conference call format at that date and time. Due to current public health circumstances, we strongly encourage individuals to attend the meeting via conference call.

For those who were initially planning to attend the shareholder meeting in person, and wish to attend the conference call, please email Allianz Global Investors at RCMDynamicProxy@astfundsolutions.com and provide us with your full name and address in order to receive the conference call dial-in information.

Allianz Global Investors U.S. LLC, an indirect, wholly-owned subsidiary of Allianz Asset Management of America L.P., serves as the Portfolio’s investment manager and is a member of Munich-based Allianz Group.

More information on the Portfolio is available at https://us.allianzgi.com/en-us/advisors/products-solutions/vits.

For information on Allianz Global Investors:

Media Relations: (212) 739-3172

About Allianz Global Investors

Allianz Global Investors is a leading active asset manager with over 800 investment professionals in 25 offices worldwide and managing more than $632 billion in assets for individuals, families and institutions.

Active is the most important word in our vocabulary. Active is how we create and share value with clients. We believe in solving, not selling, and in adding value beyond pure economic gain. We invest for the long term, employing our innovative investment expertise and global resources. Our goal is to ensure a superior experience for our clients, wherever they are based and whatever their investment needs.

Active is: Allianz Global Investors

Data as of December 31, 2019

Disclaimer

Investors should consider the investment objectives, risks, charges and expenses of the Portfolio carefully before investing. This and other information is contained in the Portfolio prospectus and summary prospectus, which may be obtained by visiting us.allianzgi.com and should be read carefully before investing.

Portfolio distributed by Allianz Global Investors Distributors LLC, 1633 Broadway, New York, NY 10019-7585.

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